Exhibit 10.1

Master FIELD SERVICES AGREEMENT

This Master Field Services Agreement dated as of August 1, 2013 (as the same may be supplemented, modified, amended, restated or replaced from time to time in the manner provided herein, this "Agreement"), is by and between National Retail Source, LLC, a limited liability company organized and existing under the laws of the State of Georgia and currently having its principal place of business at 350 Stonewall Ave. W., Fayetteville, GA 30214, USA (hereinafter called "NRS" or the "Contractor"), and National Merchandising Services, LLC, a limited liability company formed and existing under the laws of the State of Nevada and currently having its chief executive office at 333 Westchester Avenue, South Building, Suite 204, White Plains, New York 10604 (hereinafter called "NMS" or the "Company"). NRS and NMS may be referred to individually as a "Party" and collectively as the "Parties".

Recitals

NRS is engaged in the retail solution businesses in USA, having a wide range of clients and also having various knowledge and human resources with respect to the retailing businesses in USA. SPAR Group, Inc. ("SGRP"), a Delaware corporation whose shares are currently traded publicly through Nasdaq, and together with its domestic subsidiaries (including SPAR NMS, as defined below, and the Company), SGRP is engaged in the businesses of providing merchandising and assembly services and other retail solutions in the USA. SPAR NMS Holdings, Inc. ("SPAR NMS"), and National Merchandising of America, Inc., a corporation organized and existing under the laws of the State of Georgia ("NMA"), are parties to a Joint Venture Agreement dated as of August 30, 2012 (as the same may be supplemented, modified, amended, restated or replaced from time to time in the manner provided therein, the "Joint Venture Agreement"), pursuant to which (among other things) they ratified the formation of the Company to provide retail solutions to businesses (generally of the same kind previously performed by NMA in the USA), SPAR NMS initially acquired 51% of the membership units in the Company, NMA initially acquired 49% of the membership units in NMS, and those parties agreed that the Company would be a consolidated subsidiary of SGRP. Prior to the date hereof, NMA provided field representative services to the Company, but has given SPAR NMS notice of its withdrawal from that business and recommended its affiliate, NRS, as a successor service provider.

The Contractor has offered to provide to the Company the field representative services described below respecting in-store merchandising services, other business solutions and related services at such stores and other locations of the customers of the Company as the Company may from time to time request (collectively, "Stores") on a nonexclusive basis (as to each Party) within the continental United States and such other places as they may mutually agree (the "Territory"), all upon the terms and provisions and subject to the conditions hereinafter set forth.

Agreement

NOW, THEREFORE, in consideration of the mutual covenants and agreement herein contained and other good and valuable consideration (the receipt and adequacy of which is hereby acknowledged by the Parties), the Parties hereto agree as follows:

1.             Effective Date and Service Term. This Agreement shall, upon execution and delivery, become effective and legally binding as of the end of the day first referenced above (the "Effective Date"). The Contractor shall provide the Services (as described and defined below) after Effective Date through (unless terminated sooner as provided herein) day's end on December 31, 2014 (as extended or sooner terminated, the "Service Term"). At the end of each year (commending in 2013), the then currently scheduled end of the Service Term shall be automatically extended for an additional year unless a Party gives written notice to the other Party at least sixty (60) days prior to December 31 of the then current year that it does not want to extend the Service Term.

2.             Merchandising and Related Services. During the Term, the Contractor shall (a) stock, restock and replenish merchandise, perform other marketing and merchandising and provide the execution of other business solutions requested from time to time by the Company in Stores within the Territory on behalf of the Company or other SPAR Company (as defined below) as it may from time to time request for itself or its customers if and to the extent such Merchandising Service assignments are accepted by the Contractor (the "Merchandising Services"), and (b) perform all related activities and services (together with the Merchandising Services, the "Services"). Any merchandise needed for the Services shall be delivered to the Stores (or at such other location as may be mutually agreed upon by the Parties with respect to any particular task) from time to time by or on behalf the applicable SPAR Company or customer, all at no cost and expense to the Contractor. The Company and the Contractor shall in good faith establish and implement mutually acceptable procedures for the scheduling and coordination of the performance of the Services.

3.             Cost Plus Compensation. (a) Except as otherwise provided in this Agreement, the Company shall compensate the Contractor from time to time in accordance with this Agreement for the performance of the Services in an amount (the "Service Compensation") equal to the sum for the relevant period of all Service Costs (as defined below) plus the Plus Compensation (as defined below) . "Service Costs" shall mean any and all documented costs and expenses reasonably incurred by the Contractor in performing the Services for the SPAR Companies pursuant hereto, including (without limitation) any and all field merchandiser compensation and other costs, employee wages and other costs, travel and other reimbursable field and administrative out of pocket costs and expenses, purchases of equipment and supplies, depreciation and amortization, courier, postage and special mailing charges, rent, utilities, and other overhead; provided, however, that Services Costs shall not in any event include (i) any and all Non-Reimbursable Costs (as defined below) and (ii) any and all Claims or Losses where the Contractor is required to indemnify, reimburse, hold harmless or defend any SPAR Company, any of its Affiliates (as defined below) or any of their respective its Representatives (as defined below) under this Agreement or the Joint Venture Agreement. "Plus Compensation" for the relevant period shall mean an amount equal to two percent (2.00%) of the allowable Service Costs for such period. "SPAR Company" shall any of SGRP and its direct and indirect subsidiaries, including (without limitation) the Company and SPAR NMS. To the extent that Service Compensation applies to both Services and services for others, the Contractor shall allocate such Service Compensation in proportion to the gross revenues respectively received by the Contractor in performing such Services and services.

(b)           "Non-Reimbursable Cost" shall mean any and all costs, taxes and other obligations and liabilities (whenever arising) of every kind, description or nature involving or respecting: (i) any work that was not performed as recorded, billed or required; (ii) if and to the extent contested by the Company, any work incorrectly performed or any invoice or expense or reimbursement request as incorrect, incomplete, under documented, unsubstantiated or unperformed, in each case whether in whole or in part; (iii) any violation of any applicable law, business authorization, customer contract or vendor agreement; (iv) any product liability, safety, employee, workers' compensation, unemployment, personal injury, discrimination, or harassment, contractual or other claim or liability; (v) any procurement, storage, use, shipment, sale or disposal of any hazardous substance or other activity that could give rise to any claim or liability under any applicable environmental law; (vi) any action, suit, investigation or proceeding at law, in equity, in arbitration or by or before any governmental authority threatened, pending, decided or settled at any time involving or affecting the Contractor at any time, any Business Asset (as defined in the Joint Venture Agreement) while at any time performed, owned or used by the Contractor or any of its Affiliates, or any Business Personnel (as defined in the Joint Venture Agreement) while at any time employed or engaged by the Contractor or any of its Affiliates; (vii) any rent or other lease, license or usage payment owed by the Contractor or any of its Affiliates (other than reimbursement for payments made thereunder in respect of actual Service Costs); (viii) any trade debt, credit card obligation, deferred purchase price or other indebtedness of any kind or nature whatsoever, whether owed to any financial institution, any Affiliate (e.g., intercompany, employee and stockholder advances) or any other person (other than reimbursement for payments made thereunder to Third Parties if the item would have been allowed as Service Costs had payment not been financed or otherwise deferred); (ix) any contract, agreement, arrangement, undertaking, promise, representation, warranty, guaranty, indemnification, reimbursement, accrued or declared dividend or other distribution, or other commitment, liability or obligation (other than reimbursement for payments made thereunder by the Contractor in respect of actual Service Costs); (x) any tax paid or required to be paid to any governmental authority (other than reimbursement for payments made by the Contractor for sales taxes in respect of purchases and payroll taxes in respect of wages paid to administrative employees by the Contractor to the extent such purchases and wages qualify for reimbursement as other Service Costs), and any tax return or report filed or required to be filed with any governmental authority, by the Contractor or any of its Affiliates, whether on account of its income, operations or field merchandisers or its real or personal property or otherwise, all unpaid and underpaid taxes (and all related interest and penalties) and all errors in and omissions from its tax reports; (xi) any continuing business, operation or other activity by the Contractor to the extent not related to the Services; (xii) any act or omission by the Contractor, any of its Affiliates or any of their respective Representatives (as defined below) constituting or involving bad faith, negligence, reckless disregard, fraud, willful misconduct or violation of applicable law or contract; or (xii) any salary or other compensation paid to any stockholder or other Affiliate of the Contractor or its Affiliates except to the extent (if any) approved by the Company in writing. In any event, Non-Reimbursable Costs shall include any cost or expense of performing, supporting or administering any service for anyone other than a SPAR Company.

4.            Monthly On-Account Payment and Reconciliation, Weekly Invoices, Payments. On or before the first business day of each month, the Company shall pay to the Contractor, on account of the Service Costs for that month respecting the administrative costs of performing the Services (i.e., the Service Costs other than field merchandiser costs) (collectively, "Administrative Costs"), an on-account payment equal to seventy-five percent (75%) of the estimated Administrative Costs for such month. The Contractor shall submit an invoice within five (5) business days of the end of such month for the actual Administrative Costs for such month reconciling the previously estimated amount against the actual amount for the month, and to the extent the estimated Administrative Costs for the month are less than the actual Administrative Costs for such month, the Contractor shall bill the Company for that deficiency in such invoice. To the extent the estimated Administrative Costs for the month exceed the actual Administrative Costs for such month, the Contractor shall note such excess as a credit on that invoice and apply such credit to the next succeeding invoice(s) to the Company. The Contractor shall invoice the Company [weekly] for all field merchandiser costs, and such invoices shall be paid by the Company as payments are made by the Contractor or funded by its bank. The Company shall make all payments to the Contractor by wire transfer of immediately available funds to the Contractor at such address as the Contractor may from time to time provide to the Company in writing. The Company shall have the right at its own cost and expense to audit the Contractor's books and records respecting such costs and expenses from time to time upon reasonable notice to the Contractor, provided that the audit shall be conducted in a manner that is not unreasonably disruptive of the Contractor's business. If the Contractor provides Services for any SPAR Company other than the Company, the Contractor will separately invoice such other SPAR Company in the same manner as provided above for invoicing the Company and will be paid by such other SPAR Company in accordance with this Agreement.

5.             Force Majeure. No Party shall be liable or responsible for any act of God, nature or man or other act, circumstance, event, impediment or occurrence beyond the control of such Party (each a "Force Majeure"). Upon prompt notice to the other Party, the Party affected by any Force Majeure shall be excused from performance hereunder, and shall not be in breach of or default under this Agreement for any delay or failure in its performance, to the extent and for so long as its performance hereunder is prevented or restricted by a Force Majeure, and the other Party shall likewise be excused from performance of its obligations hereunder relating to such delayed or failed performance to the same extent and for the same duration. However, no Force Majeure shall be cause for or excuse any delay in performing non-affected obligations (including payment in accordance with this Agreement for other services performed).

6.            Mutual Representations and Covenants. Each Party represents and warrants to and covenants and agrees with the other Party that: (a) the sole relationship under this Agreement between the Parties hereto is that of an arms-length independent contractor and customer; (b) this Agreement does not (and shall not be deemed or construed) (i) to assign to or impose on the such Party, or otherwise create, any joint venture, franchise, partnership, trust or other advisory, agency or fiduciary relationship in favor or for the benefit of the other Party or any other person, or (ii) limit or otherwise affect the right, power, authority or discretion of a Party to conduct its business in such manner as it may choose; (c) the other Party and its Affiliates are and shall be free to provide or obtain the same or other products or services to or from any other person and to pursue any and all other continuing, new or other business opportunities of any nature or description; (d) it has independently and fully reviewed and evaluated this Agreement, the obligations and transactions contemplated under this Agreement and the potential business, financial and other effects of such obligations and transactions on it and its Affiliates, and it will continue to do so; (e) it has and will maintain full and unrestricted power, authority and legal capacity, it has been and will continue to be duly authorized and empowered, it has obtained and will maintain all qualifications, authorizations, approvals and waivers, and it has satisfied and will continue to satisfy all other applicable legal, governance and contractual requirements, in each case to the extent necessary (i) to make this Agreement enforceable against it and (ii) to perform its obligations hereunder; (f) it has duly authorized and empowered each person signing this Agreement or acting hereunder on its behalf to do so; (g) this Agreement is enforceable against it in accordance with its express provisions; (h) it is acting on its own behalf, it is properly identified with its correct and complete legal name and (to the extent referenced) its jurisdiction of organization and principal place of business, and it will promptly inform the other Party of any change in such legal name, organizational jurisdiction or principal place of business; and (i) except as may otherwise be expressly required by this Agreement, any cellular, wireless, internet or other digital, electronic or physical means may be used to access, deliver, make, provide or receive any communication, data, document or information (including, without limitation, Confidential Material) between or among the Parties, its Affiliates, their respective Representatives and systems and all other applicable persons; in each case whether or not open, guarded, scrambled, encrypted or otherwise secure.

7.            Additional Representations and Covenants of the Contractor. The Contractor represents and warrants to and covenants and agrees with the Company that: (a) the Contractor has and will continue to have sole and exclusive responsibility and liability for the conduct of its business and operations, the performance of its Services hereunder and its compliance with all applicable law (whether federal, state or otherwise) in such conduct and performance, including (without limitation) anything pertaining to any of its employee or field merchandiser policies, forms, procedures, treatments (whether accounting, insurance, tax or otherwise) or tasks or its relationships with its employees or field merchandisers; (b) to further such compliance, the Contractor periodically will independently and fully review and evaluate and (to the extent necessary or appropriate) revise its employee and field merchandiser policies, forms, procedures and treatments in consultation with reputable counsel experienced in the relevant applicable law, has done so in the past, and will commence such a review and potential revisions promptly following the date hereof; (c) neither SGRP nor any of SGRP's subsidiaries (including the Company) or affiliates has had or will have any liability or responsibility whatsoever for or any control or influence whatsoever respecting any of the Contractor's business or operations, performance of the Services or compliance with applicable law (including, without limitation, anything pertaining to any of the Contractor's policies, forms, procedures or treatments respecting or relationships with its employees or field merchandisers or any changes therein); and (d) the Contractor is and will continue to be fully and solely responsible and liable for its compliance with applicable law, including (without limitation) those pertaining to the Contractor's treatment of its field merchandisers as independent contractors or any other aspect of its policies, forms, procedures or treatments respecting or relationships with its employees or field merchandisers, and any and all changes therein, and its corresponding indemnification obligations respecting non-compliance with such applicable law, in each case irrespective of any review of any of its policies, forms, procedures or treatments or any changes therein made as suggested or recommended (in whole or in part) by any counsel or any other person.

8.             No Other Warranties by Parties; Mutual Waiver by Parties of Set-Off and Limits on Liability. Except as otherwise expressly provided in this Agreement, the Parties acknowledge and agree that: (a) no Party has made any representation or warranty of any kind or nature whatsoever with respect to any product or service provided under this Agreement, whether express or implied (either in fact, by operation of law or otherwise), including (without limitation) no warranty as to merchantability, fitness or usefulness for a particular purpose, title, interference, infringement or conformance to any specifications; (b) to the extent not required as a compulsory counterclaim in any related ongoing proceeding, no Party will exercise or enforce, and each hereby unconditionally, expressly and forever waives, any right of setoff, recoupment, abatement or reduction that may now or hereafter be accorded to such Party (whether under this Agreement, applicable law or otherwise) against or in respect of any payment due (whether as scheduled or required, upon demand or as sought in any action, suit or proceeding) to or for the benefit of any other Party or any of its Affiliates under this Agreement or applicable law; and (c) no Party will seek, recover or retain any, and each Party hereby unconditionally, expressly and forever waives any and all, special, exemplary, punitive, statutory and/or consequential damages (whether through action, suit, counterclaim or otherwise and whether in contract, tort, strict liability or otherwise) to the greatest extent waiver is not limited under applicable law.

9.             Mutual Confidentiality. (a) Each Party may disclose (in such capacity, the "Disclosing Party") from time to time certain proprietary or other confidential documents, information, materials or records not available to the general public with respect to itself and its subsidiaries and Affiliated entities (including such Disclosing Party, each a "Discloser") respecting (among other things) their respective agreements, assets, business, concept, condition, controversies, copyright, costs, customers, data, designs, discoveries, events, expenses, finances, ideas, improvements, income, instructions, intellectual property, inventions, know-how, layouts, liabilities, management, merchandisers, methods, operations, patents, payroll, personnel, plans, practices, prices and pricing, products, programs, proposals, prospects, relationships, services, software, source code, strategies, suppliers, systems, taxes, techniques, technology, templates, trademarks, trade names, trade secrets or other proprietary or confidential property, rights or information (subject to the inclusions and specific exclusions described below, the "Confidential Material") to the other Party (a "Receiving Party") and its Representatives (as defined below).

(b)           The Receiving Party, its subsidiaries and Affiliates and their respective Representatives (each a "Receiver") shall: (i) hold the Discloser's Confidential Material in the strictest confidence and use it only in connection with this Agreement; (ii) not disclose, publish or otherwise reveal, impart, deliver, exploit or use any such Confidential Material in any manner whatsoever; and (iii) shall use reasonable precautions to assure that all Confidential Materials are properly protected and kept from all unauthorized persons. However, a Receiver may provide Confidential Material (A) in connection with any proceeding under or relating to this Agreement, (B) to the extent required by any judicial process, government order or requirement, or securities, tax or other applicable law, and the potential discloser will give the Disclosing Party prompt notice thereof, (C) to other related Receivers who have a reasonable need for such information, (D) to their accountants, attorneys, financiers and other advisers to the extent they have a reasonable need for such information and are bound by similar confidentiality obligations, and (E) in accordance with this Agreement or any other agreement among the Parties. In any event, a Receiving Party shall be responsible for any breach of this Agreement by any of its own Receivers.

(c)           "Confidential Material" may be in written, electronic or other form and shall include (without limitation) any and all similar documents, information, materials or records pertaining to any Third Party (as defined below) where a Discloser is bound by a similar confidentiality obligation to such Third Party. "Confidential Material" does not include anything that: (i) is already in the public domain or becomes available to the public through no breach of this Agreement; (ii) prior to receipt from a Discloser was already in any Receiver's possession (as provable by its records); (iii) was received from a Third Party unless the Receiver actually knew at the time that such Third Party was prohibited from making such disclosure; or (iv) is subsequently developed independently by a Receiver (as provable by its records).

(d)           Each Receiving Party acknowledges and agrees that damages at law will be an insufficient remedy to the Discloser in the event that any of the violation of these confidentiality provisions, and accordingly, in addition to any other rights or that may be available to it, the Discloser also shall be entitled to obtain injunctive or similar equitable relief to enforce these confidentiality provisions against each applicable Receiver in any court of competent jurisdiction. In any such enforcement proceeding, no Receiver will raise, and each Receiver hereby expressly waives, the defense that an adequate remedy at law exists. These confidentiality provisions shall survive, and shall continue in full force and effect during and for the three (3) year period immediately following the end of the Service Term.

10.           Indemnification. (a) Each Party (an "Indemnifying Party") at its own expense shall, upon written demand from the other Party, indemnify, reimburse, hold harmless and defend the other Party, its applicable parent companies, subsidiaries and other Affiliates and their respective Representatives (as defined below) (including such other Party, each an "Indemnified Person"), from and against any and all Claims (as defined below), and any and all Losses (as defined below) related to any Claim or the enforcement of this indemnification provision, that may be imposed upon, incurred by or asserted against any Indemnified Person to the extent (and in the proportion) such Claims and Losses in any way arise out of or relate to: (i) any breach of this Agreement by the Indemnifying Party or any of its Representatives; (ii) any violation of any applicable law or any civil, privacy, contractual, property or other rights by the Indemnifying Party or any of its Representatives in connection with this Agreement; (iii) any faulty direction, service, product, fixture, facility or other property furnished by or on behalf of the Indemnifying Party or any of its Representatives under or in connection with this Agreement; or (iv) any other act or omission by the Indemnifying Party or any of its Representatives under or in connection with this Agreement constituting negligence or willful misconduct or for which liability is imposed by applicable law without regard to intent or fault, as such negligence, willful misconduct or liability are finally determined pursuant to applicable law, including (without limitation) those acts or omissions contributing to any death or other injury to any person or to any property damage or destruction; in each case excluding Claims and Losses to the extent (and in the proportion) attributable (A) to any act or omission by any Third Party (as defined below) or Indemnified Person constituting negligence, willful misconduct or a violation of applicable law or this Agreement or for which liability is imposed by applicable law without regard to intent or fault, (B) to any faulty direction, service, product, fixture, facility or other property furnished by or on behalf of any Third Party or Indemnified Person (when used in all material respects by the Indemnifying Party and its Representatives as directed or intended), or (C) in the case of the Company as the Indemnifying Party, to any NRS JVA Liability (as defined below) or any Non-Reimbursable Cost, as such extent and proportion are finally determined pursuant to applicable law.

(b)           The Contractor, as the Indemnifying Party, at its own expense shall, upon written demand from SPAR, indemnify, reimburse, hold harmless and defend SGRP, its applicable subsidiaries (including SPAR NMS and the Company) and other Affiliates and their respective Representatives (excluding Common Representatives) as Indemnified Persons (each of whom is a "SPAR Indemnified Person" and also is an "Indemnified Person") from and against any and all Claims, and any and all Losses related to any Claim or the enforcement of this indemnification provision, that may be imposed upon, incurred by or asserted against any SPAR Indemnified Person to the extent (and in the proportion) such Claims and Losses in any way arise out of or relate to (i) any NMA Continuing Liability or NMA Retained Asset, as such terms are defined in the Joint Venture Agreement (each a "NMA JVA Liability"), (ii) any Non-Reimbursable Cost, or (iii) any of the Contractor's business, operations and Service performance (including, without limitation, anything pertaining to any of the Contractor's policies, forms, procedures or treatments respecting or relationships with its employees or field merchandisers or any changes therein).

(c)           "Affiliate" of a referenced person shall mean (i) any subsidiary or parent of such person, (ii) any other person directly or indirectly controlling, controlled by or under common control with such person, (iii) any director, officer, manager or other executive of or partner, member or joint venturer in such person or any Affiliate of such person, or (iv) any member of the immediate family of such person (including any parent, spouse or child, wherever residing) or any "Affiliate" of such a family member; provided, however, that . The terms "control", "controlling", "controlled" and the like shall mean a referenced person’s direct or indirect possession of the power, whether through ownership, by contract, arrangement or understanding or otherwise, to direct or cause the direction of the business, the management, the operations, the policies or the disposition of any assets or properties of another person, which shall be presumed to exist if the referenced person has more than ten percent of the equity of, profits from or voting power respecting such other person or vice versa. "Representative" shall mean any shareholder, Member, Director, Executive Officer, manager, officer, employee, subcontractor, attorney, agent or other representative of the referenced person or any of its subsidiaries or other Affiliates. Certain of individuals may be Representatives of both the Contractor and the Company (each a "Common Representative"). Notwithstanding any Common Representative or common ownership, for the purposes of this Agreement: the Contractor, its Affiliates and their respective Representatives (including each Common Representative) shall not be deemed or construed to be an Affiliate or Representative of the Company or any other SPAR Company; and the Company, the other SPAR Companies and their respective Representatives (excluding any Common Representative) shall not be deemed or construed to be an Affiliate or Representative of the Contractor or any of its Affiliates. "Claim" shall mean any claim, demand, action, case, suit or proceeding of any kind, nature or description (whether administrative, judicial or otherwise). "Losses" shall mean any and all losses, liabilities, damages, judgments, settlements, penalties, fines, costs and expenses of every kind, nature or description, including (without limitation) court costs and the reasonable fees, expenses and disbursements of attorneys, paralegals and other professionals. "Third Party" shall mean any individual, business, entity or other person not an Affiliate of either Party, which Third Parties shall include (without limitation) any unaffiliated customer of the Company or retailer for whom or at whose locations services are being performed by or on behalf of the Contractor for the benefit of the Company, and shall exclude any direct or indirect subcontractor of the Contractor.

(d)           The Indemnifying Party’s obligations under this indemnification Section (other than the Contractor's obligations under subsection (b) of this Section) are conditioned and contingent upon the Indemnified Person(s) (or its or their Representative) providing (A) prompt written notice to the Indemnifying Party of any actual or overtly threatened Claim covered by this indemnification provision (a "Covered Claim") and (B) reasonable cooperation in the investigation, defense and resolution of such Covered Claim. The defense of any Covered Claim shall be conducted by competent counsel employed by the Indemnifying Party and approved by the other Party on behalf of the Indemnified Persons, which approval shall not be unreasonably delayed, conditioned or withheld. Each Indemnified Person shall be entitled, at its own cost and expense (which shall not constitute indemnified Losses under any circumstance), to be represented by counsel of its own choosing and to participate in such defense.

(e)            None of the Indemnifying Party and the applicable Indemnified Persons (each a "Covered Person") shall agree, enter into or consent to the entry of any judgment or order, compromise or settlement in any Covered Claim (each a "Claim Disposition") without the written consent of each other Covered Person, which consent shall not be unreasonably delayed, conditioned or withheld (in light of all factors of reasonable importance to such person). Without limiting any other reasonable reason for rejection, any Covered Person may reasonably reject any proposed Claim Disposition if it (A) requires any payment or performance of any kind or nature by such person other than mutual releases and such person's payment of the Losses (if any) required by the Claim Disposition and this Agreement, (B) does not expressly release such person from all further or other Losses or involvement respecting the Covered Claim, (C) does not provide for the dismissal with prejudice of such Covered Claim in respect of such person, or (D) could reasonably be expected to require any future payment or performance by or otherwise materially and adversely affect such person (other than the releases and required payments described in clause (A) above).

(f)           The Indemnifying Party shall not be liable for any Losses in excess of any settlement amount unreasonably rejected by the applicable Covered Person(s) and all related Losses of defending the Covered Claim incurred after the settlement date unreasonably rejected. Any Losses that the Indemnifying Party shall become obligated to pay to an Indemnified Person under this indemnification provision will be reduced by the amount of all applicable net insurance proceeds that such person may receive in connection with such Losses.

11.            Termination of Service Term. (a) A non-breaching Party may terminate the Service Term by written notice to a breaching Party if any breach by that Party shall not have been corrected by the breaching Party within thirty (30) days after it has been given written notice of such breach by the non-breaching Party.

(b)           Either Party may terminate the Service Term by written notice to the other Party if the other Party shall (i) fail to, be unable or unwilling to or otherwise does not generally pay its debts as they become due, (ii) conceal, remove or transfer any of its assets or properties in violation or evasion of any bankruptcy law or similar applicable law, (iii) have any of its material asset(s) or business attached, levied or appropriated, (iv) forfeit or otherwise lose the right to do business, or be declared inactive or suspended, and such condition shall continue for more than thirty (30) days after notice from the other Party, (v) be reorganized, dissolved or liquidated, or (vi) have a trustee, receiver, custodian, liquidator or similar official appointed any material part of its assets and properties. If either Party is involved in any of the events enumerated in (i) through (vi) above, it shall immediately notify the other Party of the occurrence of such event.

(c)           The Service Term shall automatically terminate if (i) any Party shall commence a voluntary case or proceeding, or make, submit, approve or join, consent to or cause or assist in the submission of any application, petition, request or other filing, under any bankruptcy law or similar applicable law in respect of such Party as debtor, or (ii) the material allegations of any application, petition, request or other filing under any bankruptcy law or similar applicable law against any Party shall not be dismissed within sixty (60) days or shall be admitted to or not contested by such Party.

(d)           At any time on or after December 31, 2013, either Party may terminate the Service Term in its discretion by giving the other Party at least sixty (60) days prior written notice of such termination.

12.           Notices. All default, termination or other legal or formal notices and communications given or made in accordance with or in connection with this Agreement shall be made in writing and may be given either by (i) personal delivery, (ii) overnight courier or (iii) certified or express mail, return receipt requested, if properly posted, with postage fully prepaid or for the account of the sender, in an envelope properly addressed to the respective Parties at the address set forth below or to such changed address as may be given by either Party to the other by such written notice. Any notice, report or other communication shall be deemed to have been delivered when actually received or refused, but if it is received other than during the recipient's regular business hours, it shall be deemed to have been delivered on the recipient's following business day.

To the Contractor:

National Merchandising of America, Inc.

350 Stonewall Ave. W.,

Fayetteville, GA 30214

ATTN: Ed Burdekin, CEO & President

To the Company:

National Merchandising Services, LLC

c/o SPAR NMS Holdings, Inc.

560 White Plains Road, Suite 210

Tarrytown, New York 10591, USA

ATTN: Gary Raymond, CEO & President

13.           Singular and Plural Forms, Headings and other Interpretations. In this Agreement: (a) the meaning of each capitalized term or other word or phrase defined in singular form also shall apply to the plural form of such term, word or phrase, and vice versa; each singular pronoun shall be deemed to include the plural variation thereof, and vice versa; and each gender specific pronoun shall be deemed to include the neuter, masculine and feminine, in each case as the context may permit or required; (b) any table of contents or caption, section or other heading is for reference purposes only and shall not affect the meaning or interpretation of such document; (c) the word "event" shall include (without limitation) any event, occurrence, circumstance, condition or state of facts; (d) the words "hereof", "herein" and "hereunder" and words of similar import shall refer to such document as a whole and not to any particular provision of such document; (e) the words "include", "includes" and "including" (whether or not qualified by the phrase "without limitation" or the like) shall not in any way limit the generality of the provision preceding such word, preclude any other applicable item encompassed by the provision preceding such word, or be deemed or construed to do so; (f) unless the context clearly requires otherwise, the word "or" shall have both the inclusive and alternative meaning represented by the phrase "and/or"; and (g) each reference to any financial or reporting control or governing document or policy of SGRP or any Nasdaq or SEC rule or other applicable law, whether generically or specifically, shall mean the same as then in effect.

14.           Successors and Assigns, Assignment, No Third Party Beneficiaries. All representations, warranties, covenants and other agreements made by or on behalf of each Party in this Agreement shall be binding upon the heirs, successors, assigns and legal representatives of such Party and shall inure to the benefit of the heirs, successors, assigns, and legal representatives of each other Party. Each Party agrees that it will not assign this Agreement to any other person without the consent of the other Party. However, such consent shall not be unreasonably conditioned, delayed or withheld in the case of any assignment by a Party to any of its subsidiaries or other Affiliates or to its successor (by merger, consolidation, acquisition of substantially all of a Party's business and assets or the like), and each Party hereby consents to the other Party's use of independent merchandisers and managers provided through contracts with its Affiliates. The provisions of this Agreement are for the exclusive benefit of the Parties hereto, and except as otherwise expressly provided herein with respect to a Party's Affiliates and their Representatives (e.g., confidentiality, indemnification or the like), no other person (including any creditor), shall have any right or claim against any Party by reason of any of those provisions or be entitled to enforce any of those provisions against any Party.

15.           Severability. In the event that any provision of this Agreement shall be determined to be superseded, invalid, illegal or otherwise unenforceable (in whole or in part) pursuant to applicable law by a court or other governmental authority having jurisdiction, the Parties agree that: (a) any such authority shall have the power, and is hereby requested by the Parties, to reduce or limit the scope or duration of such provision to the maximum permissible under applicable law or to delete such provision or portions thereof to the extent it deems necessary to render the balance of such Agreement enforceable; (b) such reduction, limitation or deletion shall not impair or otherwise affect the validity, legality or enforceability of the remaining provisions of this Agreement, which shall be enforced as if the unenforceable provision or portion thereof were so reduced, limited or deleted, in each case unless such reduction, limitation or deletion of the unenforceable provision or portion thereof would impair the practical realization of the principal rights and benefits of either Party hereunder; and (c) such determination and such reduction, limitation and/or deletion shall not be binding on or applied by any court or other governmental authority not otherwise bound to follow such conclusions pursuant to applicable law.

16.           Governing Law. To the greatest extent permitted by applicable law, this Agreement shall be governed by and construed in accordance with the applicable federal law of the United States of America, and to the extent not preempted by such federal law, by the applicable law of the State of New York, in each case other than those conflict of law rules that would defer to the substantive laws of another jurisdiction. This governing law election has been made by the Parties in reliance (at least in part) on Section 5-1401 of the General Obligations Law of the State of New York, as amended (as and to the extent applicable), and other applicable law.

17.           Consent to Arbitration and Atlanta, Georgia, Jurisdiction, Etc. (a) Any unresolved dispute or controversy with respect to this Agreement other than any Arbitration Exclusion shall be settled exclusively by arbitration conducted by the American Arbitration Association (including any successor, "AAA") in accordance with the AAA's Commercial Arbitration Rules then in effect ("AAA Rules") and held in Atlanta, Georgia, or such other place as the Parties may mutually agree. However, no Party shall be required to arbitrate any Arbitration Exclusion, and any Party may pursue any Arbitration Exclusion through any action, suit, proceeding or other effort independent and irrespective of any pending or possible arbitration. "Arbitration Exclusion" shall mean any injunctive or similar equitable relief, any defense or other indemnification by the other Party, the scope or applicability of this arbitration provision, any enforcement of any arbitration or court award or judgment in any jurisdiction or any appeal of any lower court or arbitration decision sought by a Party, and at the option of such seeking Party, any damages or other applicable legal or equitable relief reasonably related to any of the forgoing exclusions. In any arbitration, no Party will raise, and each Party hereby expressly and irrevocably waives, any objection or defense to such state or county as an inconvenient forum. To commence an arbitration, the aggrieved Party shall submit an arbitration notice (including a copy of this Agreement and a reasonable description of its claims) to the AAA at its headquarters in New York, New York, and request a list of qualified arbitrators. The Parties agree that each arbitrator must have significant experience and knowledge in the applicable field of endeavor and (to the extent applicable) in the accounting field and with GAAP. Unless the Parties agree in writing to a single arbitrator prior to selection and a mechanism for his or her selection, three arbitrators shall be chosen by the Parties from the list submitted by the AAA within ten business days of receiving such list (or any subsequent list if applicable). Either Party may object to any proposed arbitrator that does not reasonably appear to have the required experience and knowledge or does not reasonably appear to be a disinterested, unrelated Third Party. If the Parties cannot agree on the three arbitrators, each Party shall select a single arbitrator from the AAA's list with such qualifications and the two arbitrators so selected by the Parties shall select the third arbitrator with such qualifications in accordance with the AAA Rules. The arbitration shall begin within 30 business days of such appointment unless another date and/or place is otherwise agreed upon in writing by the Parties.

(b)           The arbitrator(s) shall not have the authority to add to, detract from, or modify any provision of this Agreement. The Parties hereby instruct and direct the arbitrator to determine each claim or severable part thereof in accordance with the provisions of this Agreement (and GAAP to the extent required by this Agreement, except as otherwise provided herein), on the basis of supportable quantifiable calculations in the case of any accrual, reserve or other amount, and the arbitrator(s) shall not "split the difference" or use similar allocation methods. No punitive, consequential or similar damages shall be awarded by the arbitrator(s). Discovery will be strictly limited to documents of the Parties specifically applicable to the claims, excluding, however, those items protected by attorney/client, accountant or other professional or work product privilege (which the Parties hereby agree have not been waived by the Parties hereto or other applicable persons). No depositions, interrogatories or other prescreening of Party or its Representatives or any expert witnesses will be permitted in any arbitration. The arbitrator(s) shall render a decision and award within sixty (60) days after the commencement of the arbitration. Such decision and award shall be in writing, shall be delivered to each Party and shall be conclusive and binding on the Parties. Judgment on such decision and award may be entered and enforced in any court of competent jurisdiction, and no further arbitration shall be required.

(c)           Notwithstanding the foregoing, in seeking injunctive or similar equitable relief, a Party also shall be entitled (at its option) in the same or any related proceeding (whether or not any claim for equitable relief is sustained) to seek, obtain or enforce any and all related damages or other legal relief permitted by this Agreement or applicable law, without, however, limiting the right of such Party in its discretion to voluntarily bring a claim for such damages and legal relief in arbitration as provided above.

(d)           The Parties each hereby consents and agrees that the applicable state and federal courts sitting in Atlanta, Georgia, each shall have non-exclusive personal jurisdiction and proper venue with respect to any dispute between the Parties under or related to this Agreement other than matters to be decided by arbitration; provided that the foregoing consent shall not deprive any Party of the right to voluntarily commence or participate in any proceeding in any other location in any court having jurisdiction, the right to appeal the decision of any such court to a proper appellate court located elsewhere or the right of any Party in its sole and absolute discretion to voluntarily commence or participate in any arbitration in accordance with this Agreement. No Party will raise, and each Party hereby absolutely, unconditionally, irrevocably and expressly waives forever, any objection or defense in any such dispute to any such jurisdiction as an inconvenient forum. Each Party acknowledges and agrees that a final judgment in any such action, suit or proceeding shall be conclusive and binding upon such Party and may be enforced against such Party or any of its assets or properties in any other appropriate jurisdiction selected by the prevailing Party (in its sole and absolute discretion) by an action, suit or proceeding in such other jurisdiction (and such enforcement shall not be subject to arbitration). To the extent that it may be entitled to immunity (whether by reason of sovereignty or otherwise) from suit in any jurisdiction, from the jurisdiction of any court or from any other legal process, each Party hereby absolutely, unconditionally, irrevocably and expressly waives forever such immunity.

(e)            Except as otherwise provided in this Agreement, in any action, suit, proceeding or arbitration, each Party shall pay (i) its own expenses in such matter, including the fees and disbursements of its own attorneys, and (ii) half of the fees and expenses of the AAA and the arbitrator(s) or court costs, as applicable, in each case irrespective of outcome.

18.           Mutual Waivers and Cumulative Rights. Any waiver or consent respecting this Agreement shall be effective only if in writing and signed by the required Parties and then only in the specific instance and for the specific purpose for which given. No waiver or consent shall be deemed (regardless of frequency given) to be a further or continuing waiver or consent. The failure or delay (in whole or in part) of any Party to require performance of, or to exercise or otherwise enforce any of the entitlements, rights, powers, privileges, remedies and interests of such Party with respect to, any provision of this Agreement shall in no way affect the right of such Party at a later time to exercise or otherwise enforce any such provision. No voluntary notice to or demand on any Party in any case shall entitle such Party to any other or further notice or demand. All representations, warranties, covenants, agreements and obligations, as well as all entitlements, rights, powers, privileges, remedies and interests, of each Party under this Agreement and applicable law are cumulative and not alternatives.

19.           Mutual Waiver of Jury Trial; All Waivers Intentional, Etc. In any action, suit or proceeding in any jurisdiction brought by any Party hereto against any other Party, each Party hereby absolutely, unconditionally, irrevocably and expressly waives forever trial by jury. This waiver of jury trial and each other express waiver, release, relinquishment or similar surrender of rights (however expressed) made by a Party in this Agreement has been absolutely, unconditionally, irrevocably, knowingly and intentionally made by such Party.

20.           Counterparts and Amendments. This Agreement or any supplement, modification or amendment hereto or restatement hereof may have been executed in two or more counterpart copies of the entire document or of signature pages to the document, each of which may have been executed by one or more of the signatories hereto or thereto and delivered by mail, courier, telecopy or other electronic or physical means, but all of which, when taken together, shall constitute a single agreement binding upon all of the signatories hereto or thereto, as the case may be. This Agreement (i) may not be supplemented, modified, amended, restated, waived, extended, discharged, released or terminated orally, (ii) may only be supplemented, modified, amended or restated in a writing signed by all of the Parties hereto, and (iii) may only be waived, extended, discharged, released or terminated in a writing signed by each Party against whom enforcement thereof may be sought.

21.           Entire Agreement. No Party, none of its subsidiaries or other Affiliates, and none of their respective Representatives has (directly or indirectly) offered, made, accepted or acknowledged any representation, warranty, promise, assurance or other agreement or understanding (whether written, oral, express, implied or otherwise) to, with or for the benefit of any other Party respecting any of the matters contained in this Agreement except for those expressly set forth herein. This Agreement contains the entire agreement and understanding of the Parties and supersedes and completely replaces all prior and other representations, warranties, promises, assurances and other agreements and understandings (including, without limitation, all letters of intent), whether written, oral, express, implied or otherwise, among the Parties with respect to the matters contained in this Agreement.

In Witness Whereof, and in consideration of the provisions set forth in this Agreement and other good and valuable consideration (the receipt and adequacy of which is hereby acknowledged by each of them), the Parties hereto have executed and delivered this Agreement through their duly authorized signatories on the dates indicated below and intend to be legally bound by this Agreement as of the Effective Date.

National Retail Source, LLC

By:	/s/ Ed Burdekin
Name: Ed Burdekin
Title: Managing Member

National Merchandising Services, LLC
By:	/s/ James R. Segreto
Name: James R. Segreto
Title: Chief Financial Officer